                                 BIOSTAR, INC.

                          CONSULTING SERVICE AGREEMENT

         THIS CONSULTING SERVICE AGREEMENT ("Agreement") is made and entered into as of October 1, 1997 ("Effective Date") between BioStar, Inc. (the "Company") and Alexander E. Barkas, Ph.D. (the "Consultant").

         1. BACKGROUND. The Company desires to engage the Consultant to provide to the Company the services specified in the attached Appendix A (the "Services"), and the Consultant desires to accept such engagement on the terms and conditions stated in this Agreement. Therefore, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         2. ENGAGEMENT. The Company hereby engages the Consultant to provide the Services and the Consultant hereby accepts such engagement on the terms and conditions set forth in this Agreement. During this engagement, the Consultant shall devote adequate time and resources to complete the Services. Consultant will be located primarily in Palo Alto, California and the Company recognizes that he will be required to travel in order to complete his assignments and at times he may work at various locations.

         3. TERM. This Agreement shall commence on the Effective Date and remain in effect until the earlier of (a) December 31, 1998, or (b) the termination of this Agreement in accordance with the termination provisions in
Section 6 below.

         4.      COMPENSATION.

                 a. FEES. For the Services, the Consultant shall be paid a consulting fee of $1,500.00 per each full business day of services rendered by Consultant pursuant to this Agreement, with payment being rendered as part of the transaction costs associated with any "Sale of the Company" (as defined below). In the event of a Sale of the Company, Consultant will be paid $50,000.00 from the net proceeds from such transaction as part of and pursuant to the terms of the Company's Management Incentive Plan, assuming he completes the full term of this Agreement or helps sell the Company to the acquiring entity. The Company will not make any deductions from any amounts payable to Consultant for taxes or other required withholdings. Taxes or other required withholdings shall be the sole responsibility of Consultant.

                 b. EXPENSES. Consultant will be reimbursed for all out-of-pocket expenses such as travel, lodging, and the like, which are incurred at the request of and approved by the Company. All other expenses are the responsibility of the Consultant.

A "Sale of the Company" means one or a series of related transactions resulting in (i) the consummation of a sale, transfer or other disposition of all or substantially all of the assets of the

                                     1.

Company (determined on a consolidated basis) after the date of this Agreement to any person other than the Company or any of its direct or indirect subsidiaries, (ii) any transfer of voting power with respect to the Company's capital stock after the date of this Agreement (whether effected by agreement among stockholders, irrevocable proxy, voting trust, issuance or transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws) if, as a result of such transfer, the stockholders of the Company as of the date of this Agreement no longer hold voting power sufficient to elect a majority of the Board (or such surviving or resulting corporation) (including, but not limited to, any existing stockholder acquiring over fifty (50%) of the voting power of the Company), or (iii) the adoption by the Company of a plan of liquidation or dissolution (other than pursuant to a bankruptcy or insolvency) after the date of this Agreement.

         5.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                 a. OBLIGATION. The Consultant will hold the Company's Confidential Information, as defined below, in the strictest confidence and will not disclose or use the Confidential Information except as permitted by this Agreement in connection with the Services, unless expressly authorized to act otherwise in writing by an officer of the Company. The Consultant's obligations under this Section shall survive any termination of this Agreement.

                 b. "CONFIDENTIAL INFORMATION." "Confidential Information" means trade secrets, confidential information, data or any other proprietary information of the Company. By way of illustration, but not limitation, "Confidential Information" includes (a) information relating to the Company's technology, including inventions, ideas, processes, formulas, data, know-how, designs and techniques; and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers and the skills and compensation of the Company's employees. However, "Confidential Information" does not include information that is:

                          (i) already known to the Consultant at the time of disclosure;

                          (ii) publicly available or becomes publicly available without a breach by the Consultant;

                          (iii)   independently developed by the Consultant; or

                          (iv) rightfully first received by the Consultant from a third party other than the Company.

                 c. THIRD-PARTY CONFIDENTIAL INFORMATION. The Consultant understands that the Company has received and in the future will receive from third parties information that is confidential or proprietary ("Third-Party Information") subject to a duty on the part of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this Agreement and thereafter, Consultant will hold Third-Party


                                     2.

Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party, unless expressly authorized to act otherwise by an officer of the Company in writing (other than an officer who is also a principal of the Consultant).

  6.      RECOGNITION OF THE COMPANY'S RIGHTS; ASSIGNMENT OF PROPRIETARY RIGHTS.

                 a. PROPRIETARY INFORMATION. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection with such Proprietary Information.

                 b. Consultant hereby assigns to the Company Consultant's entire right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived of or reduced to practice or learned by Consultant, either alone or jointly with others, during the term of this Agreement in the course of or as a result of performing advisory services hereunder. Consultant agrees that all such inventions are the sole property of the Company. Consultant understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an agreement to assign certain classes of inventions made by an individual acting as a Consultant, this paragraph 6(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

         7.      TERMINATION

                 a. FOR CONVENIENCE. Either party may terminate this Agreement at any time for any or for no reason by giving thirty (30) days written notice of termination to the other party.

                 b. FOR CAUSE. The Company may immediately terminate the Consultant's engagement for Cause upon written notice of termination to the Consultant, with the particular Cause being specified in such notice. "Cause" means (a) the Consultant's failure or omission which has an adverse effect on the Company; (b) the Consultant's act or acts amounting to gross negligence to the detriment of the Company; (c) the Consultant's fraud or embezzlement of funds or property; or (d) the Consultant's failure to observe or perform any covenant, condition or provision of this Agreement; provided, however, where such failure is capable of remedy, such failure is not remedied within fifteen
(15) business days after notice of such failure is given to the Consultant by the Company.

         8. INDEPENDENT CONTRACTOR. The Consultant is hereby engaged as an independent contractor and not as an employee of the Company. In addition, the Consultant is providing the Services under this Agreement solely at his own direction and under his own supervision. Nothing herein shall be construed as creating an employer/employee relationship between the Company and the Consultant (including the Consultant's employees) or placing the parties in a partnership or joint venture relationship. Consultant will not be eligible for any employee benefits, cash bonuses or other commissions.




                                     3.

         9.      GENERAL.

                 a. Notices. Any notice required or permitted to be given to one party by the other party pursuant to this Agreement shall be in writing and shall be sent by machine-confirmed facsimile or personally delivered or sent by United States mail, certified or registered, return receipt requested, first class postage and charges prepaid, addressed to the parties as set forth below, or at such other address as shall be designated in writing as specified above by either party. Notices sent by facsimile or delivered in person shall be effective on the date of delivery. Notices sent by United States mail shall be effective on the third business day following its posting.

                          THE CONSULTANT:

                          Alexander E. Barkas, Ph.D.
                          102 University Avenue, Suite C
                          Palo Alto, California  94301

                          THE COMPANY:

                          BioStar, Inc.
                          6655 Lookout Road
                          Boulder, CO  80301
                          (303) 530-3888
                          Attn:  President/Chief Executive Officer

                 b. ASSIGNMENT OF RIGHTS AND DELEGATION OF DUTIES. All rights and duties of the Company under this Agreement shall extend to its successors and assigns. The Consultant may not delegate or subcontract any of the Services to be provided under this Agreement, except with the Company's written permission.

                 c. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

                 d. WAIVER. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party.

                 e. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

                 f. GOVERNING LAW. This Agreement is governed in accordance with the laws (other than choice-of-laws principles) of the State of Colorado.




                                     4.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                 CONSULTANT

                                 /s/ Alexander E. Barkas
                                 --------------------------------------------
                                 Alexander E. Barkas


                                 BIOSTAR, INC.

                                 /s/ Teresa W. Ayers
                                 ---------------------------------------------
                                 Teresa W. Ayers
                                 President and Chief Executive Officer




                                     5.

                                   APPENDIX A

1.       CONSULTING SERVICES:

         A) Assist the Company in identifying and evaluating alternatives for creating shareholder value.

         B)      Advise on strategic alternatives and opportunities.

         C) Consult directly with Teresa W. Ayers on operations issues as requested.

         D) Represent BioStar, Inc., when requested, in negotiations with other companies (buying/selling/product development).



INITIALS:  Consultant:   /s/ AEB      BioStar, Inc.:   /s/ TWA
                        ---------                     ---------



                                       6.